Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 33-23201) pertaining to the Unifi, Inc. 1982 Incentive Stock Option Plan and the 1987 Non-Qualified Stock Option Plan,
(2)	Registration Statement (Form S-8 No. 33-53799) pertaining to the Unifi, Inc. 1992 Incentive Stock Option Plan and Unifi Spun Yarns, Inc. 1992 Employee Stock Option Plan,
(3)	Registration Statement (Form S-8 No. 333-35001) pertaining to the Unifi, Inc. 1996 Incentive Stock Option Plan and the Unifi, Inc. 1996 Non-Qualified Stock Option Plan,
(4)	Registration Statement (Form S-8 No. 333-43158) pertaining to the Unifi, Inc. 1999 Long-Term Incentive Plan,
(5)	Registration Statement (Form S-3 No. 333-140580) pertaining to the resale of Unifi, Inc. common stock, and
(6)	Registration Statement (Form S-8 No. 333-156090) pertaining to the Unifi, Inc. 2008 Long-Term Incentive Plan;

of our report dated September 10, 2010, with respect to the consolidated financial statements of Unifi, Inc. included in this Annual Report (Form 10-K) for the year ended June 24, 2012.

/s/ Ernst & Young LLP

Greensboro, North Carolina
August 30, 2012